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                          ART EUROPE SHAREHOLDERS' AGREEMENT

This ART Europe Shareholder's Agreement ("Agreement"), is entered into as of 30 September 1996 between Advanced Radio Technologies, Inc., ("ART") of Bellevue, Washington, USA and Trond Johannessen ("Mr. Johannessen") of Turin, Italy (ART or Mr. Johannessen to be referred to individually as a "Party" and ART and Mr. Johannessen collectively as the "Parties").

1. Unless otherwise agreed by the Parties, this agreement shall govern the formation of any corporation or business association formed by or with the assistance of Mr. Johannessen for the purpose of providing terrestrial fixed wireless broadband communications services in any country or countries in Europe (a "Company"). The countries covered by the term Europe are listed in Appendix
1. Each such Company shall be limited to providing domestic services in the nation of its incorporation or formation unless otherwise agreed.

2. Mr. Johannessen agrees to assume the duties of Acting Managing Director of each Company upon its formation. For each such Company, Mr. Johannessen shall be responsible for preparing and completing a business plan acceptable to the Board of Directors of such Company, preparing and completing a financing plan, placing the financing for each Company, recruiting the initial management, and such other duties consistent with the position of Acting Managing Director as may be assigned from time to time by the Board of Directors.

3. The costs of the formation of a Company initially shall be borne by the Parties as agreed on a case-by-case basis. The out of pocket costs shall be subject to later reapportionment as provided in Paragraph 4. The number of authorized shares of the company shall be as agreed by the Parties. There shall be only one class of voting shares authorized and the Articles of Incorporation (or other fundamental statutes of the Company) shall provide that: (1) the number of authorized shares of the Company may not be increased without the approval of ART, regardless of the percentage of share ownership of ART in the Company; and (2) no other class of shares shall be authorized without the approval of ART as long as ART remains a shareholder in the Company. The initial number of Directors of a Company shall be five, with four elected by ART and one by Mr. Johannessen.

4. Unless otherwise agreed by the Parties, prior to the initial issuance of stock to the parties, the party bearing the initial cost of formation of the company, shall be compensated, by cash or debt instrument acceptable to such party, by the other party so that 80% of the out of pocket formation costs are borne by ART and 20% of the out of pocket formation costs are borne by Mr. Johannessen.

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5.  The Company and ART shall enter into a License and Support Agreement
("LSA") substantially similar to Attachment A, pursuant to which ART shall grant to the Company certain intellectual property, contract and support rights. Upon the execution of such Agreement, the Company shall issue to ART shares equal to 51% of the Company's number of authorized shares.

6. Upon satisfactory completion of the business plan, the finance plan, the recruitment of a Managing Director and the completion of the first round of financing, the Company shall issue to Mr. Johannessen shares equal to 12.75% of the Company's number of authorized shares.

7. The Company may issue the balance of the authorized shares of the Company to ART, Mr. Johannessen, or other third party investor in such portions and at a price or prices as may be determined by the Board of Directors of the Company provided that ART and Mr. Johannessen shall have the right, in the sale of any such shares of the Company, to purchase, for the same price as other purchasers, such number of shares up to the amount of shares necessary to maintain their percentage of ownership of the outstanding shares of the Company at the time of the sale.

8. ART has a right of first refusal to purchase Company shares owned by Mr. Johannessen, exercisable by written notice to Mr. Johannessen within 30 days of the transmission by Mr. Johannessen to ART of a "bonafide" offer from a third party to purchase such shares, except for sales or transfers to Mr. Johannessen's spouse or immediate family member or to a company controlled by Mr. Johannessen. Sale of the control of any company holding Company shares shall trigger the ART's right of first refusal pursuant to this paragraph 8.
Mr. Johannessen shall not sell or transfer any shares in a Company without first providing ART with written notice as provided above.

9. In the event of the sale of Company shares owned by ART, Mr. Johannessen shall have the right to require that his shares are sold on his behalf by ART as part of the same transaction and on equal terms to those received by ART.

10. The Parties intend to form a Holding Company for the purpose of aggregating the ownership of the Companies formed pursuant to this Agreement.

11. Mr. Johannessen agrees (for a period of two years from the later of (1) the date of this Agreement, or (2) from the date in which he last holds any interest in any Company), not to engage in, finance, invest in, consult for, be employed by, or otherwise serve as an officer or director of any company or other business entity (other than a Company), engaging in broadband wireless fixed
terrestrial communications business in Europe.   In addition to any other
remedies ART may have at law or in equity, in the event Mr.

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Johannessen violates this non-compete provision, ART shall have the right to acquire all shares owned by Mr. Johannessen in all Companies at the per share basis cost.

12. ART agrees, for a period of two years from the date in which it last holds any interest in a specific Company, not to acquire an interest in or form any company or other business entity engaging in broadband wireless fixed terrestrial communications business in the country of incorporation (or countries of authorized service, if other than the country of incorporation) of such Company. This non-compete provision shall not apply with regard to any Company in which Mr. Johannessen does not hold an ownership interest.

13. This Agreement shall amend the Consulting Agreement between Mr. Johannessen and ART with respect to the assignment of shares of companies formed with the assistance of Mr. Johannessen. To the extent there are any conflicts between this Agreement and the Consulting Agreement, this Agreement shall prevail.

14. This Agreement shall be governed by the law of State of Washington, USA.

SIGNED AND AGREED TO AS OF THE DATE ABOVE FIRST WRITTEN:

                                       Advanced Radio Technologies, Inc.


/s/ Trond Johannessen                  /s/ Vernon L.  Fotheringham
-------------------------              ------------------------------
Mr. Trond Johannessen                  Mr. Vernon L.  Fotheringham
                                       Chairman and C.E.O.



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                                      Appendix 1

                                      Countries

For the purpose of the ART Europe Shareholders Agreement, the term "Europe" shall mean the following countries and only the following countries:


                             Austria
                             Belgium
                             Denmark
                             Ireland
                             Italy
                             France
                             Finland
                             Germany
                             Greece
                             Luxembourg
                             Netherlands
                             Norway
                             Portugal
                             Spain
                             Sweden
                             Switzerland
                             United Kingdom


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